UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
September 22, 2008
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA		94105
(Address of principal executive offices)		(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2008, an administrative law judge of the California Public Utilities Commission (“CPUC”) issued a proposed decision recommending that the CPUC dismiss Pacific Gas and Electric Company’s (“Utility”) application to develop and construct a 560-megawatt generating unit at the Tesla Generating Station, a proposed combined cycle power plant to be located in eastern Alameda County, California.  Motions to dismiss the Utility’s July 18, 2008 application had been filed by the Western Power Trading Forum, the Alliance for Retail Energy Markets, and the Independent Energy Producers Association. Although the motions to dismiss were initially denied by the CPUC commissioner assigned to the proceeding, the parties appealed the denial to the CPUC.  They argued that the Utility’s application does not meet the CPUC’s criteria for proposing the development of utility-owned generation outside of a competitive request-for-offers (“RFO”) process.  They argued that the proposed generating unit did not present either a “unique opportunity” nor was it needed to meet electric transmission reliability. The proposed decision accepts these arguments and notes that the Utility’s application fails to sufficiently demonstrate that conducting a competitive RFO would be infeasible; a central requirement to proposing utility-owned generation outside of a competitive process.

As previously disclosed, on July 17, 2008, the Utility entered into an agreement to acquire Midway Power, LLC from its owner, ESI Energy, LLC, to obtain the real property and development rights for the Tesla Generating Station site.  The Utility’s obligation under the agreement is not conditioned upon CPUC approval of the Utility’s application.  Assuming that the conditions to consummation of the site acquisition agreement are met, payments due under the contract (the amount of which is confidential) are immaterial.  Although the Utility requested the CPUC to permit the Utility to recover a rate of return on its site acquisition costs until the time that the property is placed in service, the proposed decision does not address the Utility’s request.  The Utility may renew its request.

The Utility also entered into various engineering, equipment and supply contracts in order to maintain a schedule that would enable the proposed generating unit to achieve commercial operation no later than the summer of 2012 when it is needed for reliability purposes. The Utility has provided notice of termination to the turbine manufacturer in order to avoid making an additional progress payment that would otherwise be due on September 23, 2008 (extended from the original due date of September 18, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 22, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 22, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary